Exhibit 99.1
News Release
For Immediate Release
Financial Contact: Nash Allen
662-680-2330
Media Contact: Randy Burchfield
662-620-4302
BancorpSouth Elects Not to Participate in U.S. Treasury’s
Capital Purchase Program
TUPELO, MISS., November 14, 2008 (BXS: NYSE) – BancorpSouth, Inc., announced today it will not apply for funds available through the U.S. Department of the Treasury’s Capital Purchase Program, part of the federal government’s Troubled Assets Relief Program (TARP).
“After careful deliberation, BancorpSouth’s board of directors and senior management have decided that we will not participate in the government’s funding program. At the same time, we support the intent of the program, understand its potential benefits and are respectful of those institutions that are participating,” said Aubrey Patterson, Chairman and CEO of BancorpSouth.
“BancorpSouth is a well-capitalized, strong performing institution with high quality assets in its loan portfolio. We are confident that our company is well positioned to work through the challenges of this difficult economic period. In our opinion, it is clearly in the best interests of our shareholders to continue with our strong, conservative capital management plan, without resorting to the inclusion of government capital,” Patterson continued.
BancorpSouth has a strong balance sheet highlighted by total risk-based capital of 11.82% at September 30, 2008, far above minimum regulatory standards. The company has a long and consistent history of focusing on asset quality, strong returns to shareholders and high capital ratios.
“We are strategically well positioned in our eight-state marketplace,” stated Patterson. “The Mid-South is an emerging economic success story with domestic and global corporations making significant new capital investments in our region.
“Our company has avoided many of the troubling real estate issues which have impacted other geographic areas. We are cautiously optimistic that the markets we serve will continue to have a relatively healthy environment in which to operate.

“We remain confident that our business model will continue to generate capital sufficient to grow our portfolios for the expansion of our footprint and to provide for desirable and appropriate acquisitions as we have done in the past.”
BancorpSouth, Inc., is a financial holding company headquartered in Tupelo, Mississippi, with approximately $13.3 billion in assets. BancorpSouth Bank, a wholly-owned subsidiary of BancorpSouth, Inc., operates approximately 300 commercial banking, mortgage, insurance, trust and broker/dealer locations in Alabama, Arkansas, Florida, Louisiana, Mississippi, Missouri, Tennessee and Texas. BancorpSouth Bank also operates an insurance location in Illinois.
Forward-Looking Statements
Certain statements contained in this news release may not be based on historical facts and are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements may be identified by their reference to a future period or periods or by the use of forward-looking terminology such as “anticipate,” “believe,” “estimate,” “expect,” “may,” “might,” “will,” “would,” “could” or “intend.” These forward-looking statements include, without limitation, statements relating our response to and the impact of recent legislation and regulation affecting financial institutions, our preparation and positioning to manage the company during a period of economic uncertainty and our capital management plan to do so, the health of the company’s future and of the markets we serve, our ability to expand market share, our prospects for growing our businesses, our ability to expand into new markets and our performance during a period of economic uncertainty.
We caution you not to place undue reliance on the forward-looking statements contained in this news release in that actual results could differ materially from those indicated in such forward-looking statements because of a variety of factors. These factors may include, but are not limited to, deterioration in economic conditions and chances in government fiscal and monetary policies in response thereto, fluctuations in prevailing interest rates and the ability of BancorpSouth to manage its assets and liabilities to limit exposure to changing interest rates, the ability of BancorpSouth to increase noninterest revenue and expand noninterest revenue business, the ability of BancorpSouth to maintain credit quality, changes in laws and regulations or the interpretation thereof affecting financial service companies in general, the ability of BancorpSouth to compete with other financial services companies, the ability of BancorpSouth to provide and market competitive services and products, changes in BancorpSouth’s operating or expansion strategy, BancorpSouth’s business model and capital management plan, geographic concentration of BancorpSouth’s assets, the ability of BancorpSouth to manage its growth and effectively serve an expanding customer and market base, the ability of BancorpSouth to achieve profitable growth and increase shareholder value, the ability of BancorpSouth to attract, train and retain qualified personnel, the ability of BancorpSouth to repurchase its common stock on favorable terms, the ability of BancorpSouth to identify, close and effectively integrate potential acquisitions, the ability of BancorpSouth to expand geographically and enter growing markets, changes in consumer preferences, other factors generally understood to affect the financial results of financial services companies, and other factors described from time to time in BancorpSouth’s filings with the Securities and Exchange Commission. We undertake no obligation to update these forward-looking statements to reflect events or circumstances that occur after the date on which such statements were made.